EXHIBIT 10.44

PROMISSORY NOTE MODIFICATION AGREEMENT – MICHAEL FRANCIS

NEITHER THE SECURITIES REPRESENTED BY THIS NOTE OR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

PROMISSORY NOTE MODIFICATION AGREEMENT

$575,918	New Jersey
July 1, 2013

THIS PROMISSORY NOTE MODIFICATION AGREEMENT (this “Agreement) is made as of this day of July 1, 2013 between BioNeutral Group Inc., a Nevada corporation (the “Company”), and Michael Francis or his registered assigns (the “Holder”).

RECITALS

A.	On December 6, 2012, the Company entered issued a new promissory note to the Holder in the amount of $409,252 (the “December 2012 Note”); and
B.
The December 2012 Note included all amounts previously owed and due to the Holder, and included $185,000 of new funding provided by the Holder. The December 2012 Note is due on May 6, 2014; bears interest at 18% per annum, and is convertible into shares of the Company’s common stock at a conversion price of $.055 per share; and

C.	Interest accrued and unpaid through June 30, 2013 of the December 2012 note is $17,367; and
D.	The total principal and interest of the December 2012 Note unpaid as of June 30, 2013 is $426,619 (the “December 2012 Note Balance”); and
E.	The Holder advanced the $146,000 of new funds to the Company during 2013 in the following payment amounts (the “2013 Advances”):
	a.	January 24, 2013: $10,000;
	b.	February 6, 2013; $25,000;
	c.	March 12, 2013; $80,000;
	d.	April 23, 2013; $16,000;
	e.	August 14, 2013: $15,000.
F.	The Company has agreed to accrue unpaid interest at the rate of eighteen percent (18%) per annum on through June 30, 2013 on the 2013 Advances (the “Interest On 2013 Advances”); and
G.	The sum of the 2013 Advances and Interest On 2013 Advances is $149,298 (the “2013 Advances Balance Due”); and
H.	The sum of the December 2012 Note Balance and the 2013 Advances balance due is $575,918 (the “Total Due Holder”); and
I.	The Holder has requested that the Company modify the terms of the December 2012 Note to include the 2013 Advances; and
J.	Pursuant to the Holder’s request, the Company agrees to amend the terms of the December 2012 Note pursuant to this Agreement.

NOW, THEREFORE, in consideration of the promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Holder hereby agree as follows:

The Company for value received hereby promises to pay the Holder or his registered assigns, the Total Due Holder or such other amount as shall then equal the outstanding principal amount hereof and all accrued and unpaid interest (the “Note”), as set forth below, on July 1, 2015 (the “Maturity Date”).  Payment due hereunder shall be made by wire transfer of immediately available funds, in lawful tender of the United States, to an account designated in writing by the Holder.

Interest. Until all outstanding principal and interest on this Note shall have been paid in full, interest on the unpaid principal balance of this Note shall accrue as follows from the date of July 1, 2013.  Interest shall accrue at the rate of eight percent (8%) per annum (the “Initial Interest Rate”).  Interest will be payable on the Maturity Date.

Events of Default. If any of the events specified in this Section 3 shall occur (herein individually referred to as an “Event of Default”), the Company agrees to give the Holder prompt written notice of such event. The Holder may, so long as such condition exists or has not  been cured during the applicable cure period (whether or not the Holder has received notice of such event), declare the entire principal and unpaid accrued interest here on immediately due and payable, by notice in writing to the Company; provided, that upon occurrence of an Event of Default specified in subsection (iii) below, all principal and interest shall automatically become immediately due and payable in full:

(i)             Failure by the Company to make any payment hereunder when due, which failure has not been cured within ten (10) days following such due date; or

(ii)           Any breach by the Company of any material representation, warranty or covenant in this Note which results in a Material Adverse Effect on the Company’s business, operations or financial condition; provided, that, in the event of any such breach, such breach shall not have been cured by the Company within 30 days after the earlier to occur of (a) written notice to the Company of such breach, or (b) the Company’s knowledge of such breach; or

(iii)           The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; or

(iv)           If, within sixty (60) days after the commencement of an action against the Company seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated; or

Prepayment.  The Company shall have the right, at any time prior to the Maturity Date, to prepay any outstanding amount of Notes, with interest thereon, by delivering three (3) days advance written notice to the Holder. The Holder shall have sole discretion as to whether he desires to convert the principal and accrued interest on this Note. If he does not desire to do so, the Company shall be obligated to repay the note in cash. If he desires to convert, the Company shall be obligated to honor such conversion request.

4.1         Notices of Record Date, etc.  In the event that the Company takes any of the actions specified in this section the Company will provide notice to the Holder.

4.1.1           Any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

4.1.2           Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to any other person or any consolidation or merger involving the Company; r

4.1.3           Any voluntary or involuntary dissolution, liquidation or winding-up of the Company; the Company will mail to the holder of this Note at least five (5) business days prior to the earliest date specified therein, a notice specifying:

                                4.1.3.1        The date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right; and

                                4.1.3.2        The date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

5.           Conversion.   The Holder shall have the right to convert the principal amount of this Note and all accrued but unpaid interest into Common Stock of the Company at $.005 per share.  This conversion price of $.005 per share is equal to the average closing trading price of the Company’s common stock for the 5 preceding days of the date of this Agreement.

                6.           Security. The Note is secured by a security interest in the Borrower’s assets, as more particularly described in the Security Agreement attached to this Note as Exhibit “A”.

                7.           Assignment. Subject to the restrictions on transfer set forth herein, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors and assigns of the parties. This Note may not be assigned or transferred by the parties except in accordance with the terms hereof.   This Convertible Note is nontransferable by the Note holder without prior written approval of the Board of Directors of the Company.

                8.           Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holder.

                9.           Transfer of this Note. With respect to any offer, sale or other disposition of this Note, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder’s counsel, which counsel must be acceptable to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Promptly upon receiving such written notice and opinion, the Company, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of this Note, all in accordance with the terms of the notice delivered to the Company.  Each Note thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the opinion of counsel for the Company such legend is not required. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

10.         Treatment of Note. To the extent permitted by GAAP, the Company will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

11.         Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if faxed with confirmation of receipt by telephone or if mailed by registered or certified mail, postage prepaid, at the respective addresses of the parties as set forth in this Note. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered, faxed, or when deposited in the mail in the manner set forth above and shall be deemed to have been received when delivered.

12.         Costs. If this note shall be in default and placed for collection, the Company shall pay all reasonable attorney fees and costs of collection of the Holder.  Payments not made within five (5) days of the due date shall be subject to a 10% late charge.

13.         No Stockholder Rights.  Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company; and no dividends or interest shall be payable or accrued in respect of this Note or the interest represented hereby.

14.         Usury. This Note is hereby expressly limited so that in no event whatsoever, whether by reason of acceleration of maturity of the loan evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Holder hereunder for the loan, use, forbearance or detention of money exceed that permissible under applicable law. If at any time the performance of any provision of this Note or of any other agreement or instrument entered into in connection with this Note involves a payment exceeding the limit of the interest that may be validly charged for the loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the obligation to be performed shall be reduced to such limit, it being the specific intent of the Company and the Holder that all payments under this Note are to be credited first to interest as permitted by law, but not in excess of (i) the agreed rate of interest set forth herein or therein or (ii) that permitted by law, whichever is the lesser, and the balance toward the reduction of principal. The provisions of this Section 12 shall never be superseded or waived and shall control every other provision of this Note and all other agreements and instruments between the Company and the Holder entered into in connection with this Note.

15.         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, excluding that body of law relating to conflict of laws.

  16.         Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

17.         Waiver. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

IN WITNESS WHEREOF, the Company has caused this Note to be issued this 1 day of July, 2013.

BioNeutral Group, Inc.

By:
Name:	Mark A. Lowenthal
Title:	Chief Executive Officer

CONVERSION FORM

TO:	BioNeutral Group, Inc.
211 Warren St.
Newark, New Jersey 07103

The undersigned, hereby irrevocably elects to convert the principal amount and any accrued but unpaid interest on this Convertible Note at a conversion price of $0.005 per share.  The undersigned hereby agrees that upon conversion, the entire principal due on this Convertible Note shall be deemed fully paid and the Convertible Note will be cancelled in full. The Company shall have no obligation with respect to any principal payments after the Effective Date.

Instructions for Registration of Stock

NAME: _______________________________________________________________________

ADDRESS: ___________________________________________________________________

TELEPHONE:  ________________________________________________________________

EMAIL:   ___________________________________________________________________

AMOUNT TO BE CONVERTED  $_________________________________________

DATED: ___________________________________________________________________

PRINT NAME	SIGNATURE

Exhibit A

GENERAL SECURITY AGREEMENT

THIS AGREEMENT made as of July 1, 2013 between BioNeutral Group, Inc. (“the Company”) and Michael Francis (the “Secured Party”).

RECITALS

A)	The Company has issued to Secured Party, a secured promissory note, dated the date hereof, in the principal amount of $575,918 (the “Note”); and

B)	As security for the obligations evidenced by the Note, the Company has agreed to pledge to Secured Party and grand to Secured Party a security interest in the Collateral (as hereinafter defined); and

C)	The Company and Secured Party desire to execute and deliver this Agreement;

        NOW, THEREFORE in consideration of the benefits accruing to the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company covenants and agrees with the Secured Party as follows:

1.
Security for Obligations.  This Agreement is for the benefit of Secured Party to secure the prompt and completer payment and performance of all of the Company’s obligations arising under the Note (such obligations are collectively referred to herein as the “Obligations”.

2.
Definition of Collateral.  As used herein, the term “Collateral” shall mean all of the present and future undertaking and property, both real and personal, of the Debtor, including without limitation, all right, title and interest that the Company not has or may hereafter have, be processed of, or entitled to or hereafter be acquired by the Debtor in accounts receivable, inventory, equipment, intangibles including intellectual property patents and product formulations, chattel paper, documents of title, securities and instruments, money, books and records and all replacements of, substitutions for and increases, additions and accessions to the foregoing, together with all proceeds thereof, and any reference to “Collateral” shall be deemed a reference to “Collateral or any part thereof”.

3.
Pledge of Collateral.  To secure the prompt and complete payment and performance when due of all of the Obligations, the Company hereby pledges to Secured Party and grants to Secured Party a security interest of first priority in all of the right, title and interest of the Company in all of the Collateral for an amount to satisfy any unpaid amounts of the Note.

4.
Remedies in Case of Event of Default.  Upon the failure of the Company to make the payments in accordance with the terms of this Note, or upon the occurrence of a default of any provision of the Note or at any time during the continuance of such default, any one of which shall constitute an “Event of Default”, Secured Party, subject to the term of the Note, may:

a.
Exercise any and all rights and remedies granted to secured party by the Uniform Commercial Code as in effect in the State of New Jersey on the date hereof (the “UCC”) or otherwise allowed at law and, in either case, as otherwise provided by this Agreement;

b.	Take possession of the Collateral or any part thereof with or without the process of law; and

c.	Dispose of the Collateral as Secured Party may choose, so long as every aspect of the disposition including the method, manner, time, place and terms are commercially reasonable.

5.	Transfer by the Company. The Company shall not sell or otherwise dispose of or grant any option with respect to, or pledge or otherwise encumber, any of the Collateral or any interest therein.

6.	Covenants. The Company covenants and agrees that for the duration of this Agreement the Company shall:

a.	Defend Secured Party’s right, title and security interest in and to the Collateral as a first priority security interest against the claims and demands of all persons whomsoever; and

b.	Shall not grant any other lien or security interest on any of the Collateral without the written consent of the Secured Party.

7.
Power of Attorney. The Company hereby appoints Secured Party as the Company’s attorney-in-fact to exercise at any time after the occurrence of an Event of Default all or any of the powers and authorities conferred on or reserved to Secured Party by or pursuant to this Agreement or applicable law, and (without prejudice to the generality of any of the foregoing) to seal and deliver or otherwise perfect any deed, assurance, agreements, instrument or act as Secured Party my reasonably deem proper on or for the purpose of exercising any of such powers and authorities.  The Company hereby ratifies and confirms, and hereby agrees to ratify and confirm, whatever lawful acts Secured Party shall do in the exercise of the power of attorney granted to Secured Party pursuant to this Section 7, which power of attorney, being given for consideration, is irrevocable.

8.
Miscellaneous.  This Agreement shall create a continuing security interest in the Collateral and shall be binding upon the successors and assigns of the Debtor and shall inure to the benefit of and be enforceable by Secured Party and Secured Party’s permitted successors and assigns.  The headings in this Agreement are for the purposes of reference only and shall not limit or define the meaning hereof.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all which shall constitute one instrument.  In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on the parties hereto.  This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements or understandings between the parties related to such matters.  This Agreement may be amended or modified only be a writing signed by both parties hereto.  This Agreement is not assignable or transferable by either party, provided that Secured Party may assign this Agreement to any holder of the Note.  The Company shall retain all rights of a stockholder with respect to any Collateral until the occurrence of Event of Default.

9.
Financing Statements.  The Company agrees to deliver promptly to Secured Party such duly executed UCC Financing Statements as Secured Party may reasonably request, for filing, as may be appropriate, with respect to Secured Party’s security interest in the Collateral in such jurisdictions as Secured Party may reasonably determine to be appropriate.

10.
Termination.  Upon such time, if any, as the Company shall pay, satisfy or otherwise discharge in full the Obligations, this Agreement shall be null and void and the security interest granted hereunder shall automatically terminate.

11.
Governing Law.  This Agreement shall (irrespective of where it is executed, delivered and/or performed) be governed by and construed in accordance with the laws of the State of New Jersey (without giving effect to the principles of conflicts of law), except as otherwise required by mandatory provisions of law and except to the extent that remedied provided by the laws of any State other than New Jersey are governed by the laws of said State.  All terms used herein which are defined in the UCC (as in effect and interpreted in have the meanings therein provided.

12.

IN WITNESS WHEREOF, the Company and Secured Party have caused this Agreement to be executed as of date of first above written.

_________________________

On behalf of the Company:

Mark Lowenthal, President and CEO

_________________________

Michael Francis